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APPROVED BY:
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                                                      ORC#          INITIALS
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                                                      PRIMARY ORC #:
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[NBD LOGO]  AMENDED AND RESTATED*
            INSTALLMENT BUSINESS LOAN NOTE

Due:     Upon the earlier of (a) demand, (b) a default, Default      $89,732.40
         or an Event of Default hereunder or under the Forbearance
         Agreement (defined below) or any related loan documents (other than the Existing Defaults as defined in the Forbearance Agreement), or (c) the expiration of the Forbearance Period (as defined in the Forbearance Agreement).

No.                                                     Date:  December   , 1998
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PROMISE TO PAY. For value received, the undersigned (the "Borrower") promises to pay to NBD BANK (the "Bank"), or order, at any office of the Bank in the State of Michigan, the sum of EIGHTY-NINE THOUSAND SEVEN HUNDRED THIRTY-TWO DOLLARS
AND 40/100 ($89,732.40) plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of:

         1% per annum above the rate announced from time to time by the Bank as its "prime" rate (the "Note Rate"), which rate may not be the lowest rate charged by the Bank to any of its customers, until default or until maturity, whether by default, acceleration or otherwise, and at the rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid or from the date of default. Each change in the "prime" rate will immediately change the Note Rate.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

The Borrower will pay this sum in consecutive monthly payments of $2,188.60, plus interest commencing on December 20, 1998, and each month thereafter until the earlier of (a) demand, (b) a default, Default, or an Event of Default hereunder or under the Forbearance Agreement or any related loan documents (other than the Existing Defaults), or (c) the expiration of the Forbearance Period, at which time the entire balance of unpaid principal plus accrued interest shall be due and payable immediately. Each payment will be applied first to accrued interest, then to principal.

LOAN AGREEMENT. This note evidences a debt under the terms of an Amended and Restated Revolving Credit and Loan Agreement between the Bank, Integral Vision, Ltd. and the Borrower dated July 31, 1998, as amended by the Amendment and Forbearance Agreement of approximate even date herewith ("Forbearance Agreement"), and any amendments thereto.

LATE FEE. If any payment is not received by the Bank within fifteen days after its due date, the Bank may assess and the Borrower agrees to pay a late fee equal to the lesser of five percent of the past due amount or $200.

PREPAYMENT. If a fixed interest rate is specified above, the Borrower may prepay all or any part of the principal balance of this note on one business day's notice provided that, in addition to all principal, interest and costs owing at the time of prepayment, the Borrower pays a prepayment premium equal to the Current Value of (i) the interest that would have accrued on the amount prepaid at the Note Rate, minus (ii)


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the interest that could accrue on the amount prepaid at the Treasury Rate. In both cases, interest will be calculated from the prepayment date to the maturity dates of the installments being prepaid. Such maturity dates shall be determined by applying the prepayment to the scheduled installments of principal in their inverse order of maturity. "Treasury Rate" means the yield, as of the date of prepayment, on United States Treasury bills, notes or bonds, selected by the Bank in its discretion, having maturities comparable to the scheduled maturities of the installments being prepaid. "Current Value" means the net present value of the dollar amount of the interest to be earned, discounted at the Treasury Rate. In no event shall the prepayment premium be less than zero. The Borrower's notice of its intent to prepay shall be irrevocable. If the balance of this note is accelerated in accordance with the terms of this note, the resulting balance due shall be considered a prepayment due and payable as of the date of acceleration. The Borrower agrees that the prepayment premium is a reasonable estimate of loss and not a penalty. The prepayment premium is payable as liquidated damages for the loss of bargain and its payment shall not in any way reduce, affect or impair any other obligation of the Borrower under this note.

SECURITY. To secure the payment of this note and any other present or future liability of the Borrower, whether several, joint, or joint and several, the Borrower pledges and grants to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

1. All securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity);
2. All property or securities declared or acknowledged to constitute security for any past, present or future liability of the Borrower to the Bank;
3.       All balances of deposit accounts of the Borrower with the Bank;
4. The following additional property: (a) All of Borrower's present and future accounts, chattel paper, general intangibles, inventory, equipment, fixtures, documents, and instruments and all products and proceeds of the foregoing, as more fully described in the General Security Agreement dated March 29, 1996 (as amended and with all supplements thereto) and in the Collateral Assignment of Proprietary Rights and Security Agreement dated July 15, 1997 (as amended and with all supplements thereto), all as amended by the Forbearance Agreement;
         (b) a Future Advance Mortgage dated October 31, 1995 on the premises located at 24755 Crestview Court, Farmington Hills, Michigan, as recorded in Liber 15799, Page 151 of the Oakland County Records (as may be amended or as may be further amended, including, but not limited to, by the First Amendment to Mortgage dated the approximate even date herewith, and with all supplements thereto); and (c) the Amended and Restated Mortgage and Security Agreement dated June 29, 1993 on the premises located at 38700 Grand River, Farmington Hills, Michigan, as recorded in Liber 13885, Page 040, of the Oakland County Records (as may be amended and as may be further amended, including, but not limited to, by the First Amendment to Amended and Restated Mortgage and Security Agreement of approximate even date herewith and with all supplements thereto).

BANK'S RIGHT TO SETOFF. The Bank shall have the right at any time to apply its own debt or liability to the Borrower or to any other party liable on this note in whole or partial payment of this note or other present or future liabilities, without any requirement of mutual maturity.

REPRESENTATIONS BY BORROWER. Each Borrower represents: (a) that the execution and delivery of this note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this note is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, other than a natural person, further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b)


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that the execution and delivery of this note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by laws, or any partnership, operating or other agreement governing its affairs.

EVENTS OF DEFAULT/ACCELERATION. If any of the following events occurs, this note shall be due immediately, without notice, at the Bank's option:
1. The Borrower or any guarantor of this note ("Guarantor") fails to pay when due any amount payable under this note or under any agreement or instrument evidencing debt to any creditor;
2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this note) such that the creditor declares the debt due before its maturity;
3. There is a default under the terms of any loan agreement, mortgage, security agreement, or any other document executed as part of the loan evidenced by this note, or any guaranty of the loan evidenced by this note becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty;
4. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower;
5. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due; 6. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;
7. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without the consent of the party against which the appointment is made and is not removed within 60 days after such appointment;
8. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of such proceedings;
9. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor;
10. The Borrower or any Guarantor, without the Bank's written consent, (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (d) leases, purchases or otherwise acquires a material part of the assets of any other corporation or business entity except in the ordinary course of business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower so long as the Borrower is the survivor);
11. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse;
12.      The Bank in good faith deems itself insecure.

REMEDIES. If this note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all


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reasonable costs and expenses of every kind incurred in the making or collection of this note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.



WAIVER. Each endorser and any other party liable on this note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this note. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

MISCELLANEOUS. The Borrower, if more than one, shall be jointly and severally liable, and the term "Borrower" shall mean any one or more of them. This note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns. Any reference to the Bank shall include any holder of this note. This note is delivered in the State of Michigan and governed by Michigan law. Section headings are for convenience of reference only and shall not affect the interpretation of this note.

WAIVER OF JURY TRIAL. The Bank and the Borrower knowingly and voluntarily waive any right either of them have to a trial by jury in any proceeding (whether sounding in contract or tort) which is in any way connected with this or any related agreement, or the relationship established under them. This provision may only be modified in a written instrument executed by the Bank and the Borrower.

* This Amended and Restated Installment Business Loan Note (this "Note") is in substitution and exchange for an Installment Business Loan Note dated March 20, 1997 in the original principal amount of $131,315.80 (the "Original Term Note"). This Note shall not in any circumstances be deemed a novation or to have terminated, extinguished, or discharged Borrower's obligations evidenced by the Original Term Note. This Note is issued pursuant to the Forbearance Agreement. Any Event of Default, Default, or default under the Forbearance Agreement or any document or instrument executed in connection herewith shall be an Event of Default under this Note.


ADDRESS:                                  BORROWER:         Medar, Inc.


       38700 Grand River                  By:

       Farmington Hills, MI 48335               Name:

                                                   Title:








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